UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2007

UNIVERSAL COMPRESSION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15843 (Commission File Number)	13-3989167 (IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 335-7000
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
     Merger Agreement
     On February 5, 2007, Hanover Compressor Company, a Delaware corporation (“Hanover”), Universal Compression Holdings, Inc., a Delaware corporation (“Universal”), Iliad Holdings, Inc., a Delaware corporation (“Iliad”), Hector Sub, Inc., a Delaware corporation (“Hanover Merger Sub”), and Ulysses Sub, Inc., a Delaware corporation (“Universal Merger Sub”), entered into an Agreement and Plan of Merger (together with the exhibits thereto, the “Merger Agreement”). Iliad is a newly formed, wholly owned direct subsidiary of Universal, and Hanover Merger Sub and Universal Merger Sub are direct wholly owned subsidiaries of Iliad.
     The Merger Agreement provides that Universal Merger Sub will merge with and into Universal (the “Universal Merger”) and Hanover Merger Sub will merge with and into Hanover (the “Hanover Merger” and, together with the Universal Merger, the “Mergers”). As a result of the Mergers, the holders of Universal common stock will have the right to receive one share of Iliad common stock in exchange for each Universal share, and the holders of Hanover common stock will have the right to receive 0.325 shares of Iliad common stock in exchange for each Hanover share. Universal and Hanover will continue as wholly owned subsidiaries of Iliad.
     All outstanding equity awards at the effective time of the Mergers will be assumed by Iliad and converted into awards to receive shares of Iliad common stock. Each outstanding right or option to acquire one share of Hanover common stock outstanding immediately prior to the Hanover Merger will be converted into an option to acquire 0.325 shares of Iliad common stock at an adjusted exercise price. Each outstanding right or option to acquire one share of Universal common stock outstanding immediately prior to the Universal Merger will be converted into an option to acquire one share of Iliad common stock at the same exercise price. The Hanover and Universal equity incentive plans will be assumed by Iliad.
     The Merger Agreement provides that following the effective time of the Mergers, Iliad will have a board of directors that consists of ten members, which will include five directors named by Hanover and five directors named by Universal. Gordon T. Hall, the current Chairman of Hanover’s Board of Directors, will serve as the Chairman of the Board of Directors of Iliad. Stephen Snider, President and Chief Executive Officer of Universal, will be the President and Chief Executive Officer and a director of Iliad. It is expected that John Jackson, President and Chief Executive Officer of Hanover, will serve as a director of Iliad.
     Hanover and Universal have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Mergers and covenants not to engage in certain kinds of transactions during that period. Hanover and Universal have agreed to certain exceptions to the limitations contained in these covenants, including (1) permitting Universal to repurchase up to $75 million of its common stock in accordance with its previously announced stock repurchase program, (2) permitting Universal Compression Partners, L.P. to make cash distributions in accordance with its Agreement of Limited Partnership and (3) permitting Universal to make contributions of its domestic compression assets to Universal Compression Partners, L.P. In addition, Hanover and Universal have made certain additional customary covenants, including, among others, covenants, subject to certain exceptions, (A) not to solicit proposals relating to alternative business combination transactions, (B) not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, (C) to cause stockholder meetings to be held to consider approval of the Mergers and the other transactions contemplated by the Merger Agreement and (D) for their respective Boards of Directors to recommend adoption of the Merger Agreement by their respective stockholders.
     Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by Hanover and Universal to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Hanover and Universal, rather than to establish matters as facts. The Merger Agreement is described in this Current Report on Form 8-K and attached as

Exhibit 2.1 hereto only to provide you with information regarding its terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Mergers, not to provide any other factual information regarding Hanover, Universal or their respective businesses or the actual conduct of their respective businesses during the pendency of the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Hanover or Universal. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Hanover and Universal, because either party may take certain actions that are either expressly permitted in the confidential disclosure letters to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.
     Consummation of the Mergers is subject to customary conditions, including, among others, (1) approval of the stockholders of each of Hanover and Universal, (2) the receipt of required regulatory approvals, (3) the receipt of consents under the parties’ respective bank credit facilities and the arrangement of financings to provide sufficient funds to repay or repurchase any indebtedness required to be repaid upon consummation of the Mergers and (4) the absence of any material adverse effect with respect to Hanover’s and Universal’s business, as applicable.
     The Merger Agreement contains certain termination rights for both Hanover and Universal. Upon termination of the Merger Agreement under certain specified circumstances, one party would be required to pay the other party a termination fee of up to $70 million.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report on Form 8-K by reference. The Merger Agreement provides further information regarding the terms of the Mergers.
     On February 5, 2007, Hanover and Universal issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and, except as noted under Item 2.02 below, is incorporated into this Item 1.01 by reference.
     Item 2.02. Results of Operation and Financial Condition.
     On February 5, 2007, Universal and Hanover issued a joint press release providing earnings and operations updates for the fourth quarter and full-year 2006 for Universal and for the fourth quarter of 2006 for Hanover. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 relating to Universal’s and Hanover’s earnings updates is incorporated into this Item 2.02 by reference.
     The information furnished pursuant to this Item 2.02, including the portion of Exhibit 99.1 incorporated into this Item, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
     Forward-Looking Statements
     Statements about Hanover’s and Universal’s outlook and all other statements in this Current Report on Form 8-K other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Hanover’s and Universal’s control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, statements regarding the new combined company, including Hanover’s and Universal’s expected combined financial and operating results; the expected amount and timing of cost savings and operating synergies; the expected financial outlook of and opportunities associated with Universal Compression Partners; and whether and when the transactions contemplated by the Merger Agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the failure to realize anticipated synergies; the result of the review of the proposed Mergers by various regulatory agencies and any conditions imposed on the new company in connection with consummation of the Mergers; failure to receive the approval of the Mergers by the stockholders of Hanover and Universal and satisfaction of various other conditions to the closing of the Mergers contemplated by the Merger Agreement. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Hanover’s Annual Report on Form 10-K for the twelve months ended December 31, 2005 and Universal’s Transition Report on Form 10-K for the nine months ended December 31, 2005, and those set forth from time to time in Hanover’s and Universal’s filings with the Securities and Exchange Commission, which are available through Hanover’s and Universal’s websites at www.hanover-co.com and www.universalcompression.com. Hanover and Universal expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
     Additional Information and Where to Find It
     In connection with the proposed Mergers, a registration statement of the new holding company, Iliad, which will include proxy statements of Universal and Hanover, and other materials, will be filed with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, ILIAD HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Universal and Hanover, without charge, at the SEC’s web site at www.sec.gov, Universal’s web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832-554-4856.
     Participants in the Solicitation
     Hanover and Universal and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in Hanover’s and Universal’s respective proxy statements relating to their 2006 annual meetings of stockholders as filed with the SEC on March 24, 2006 and March 15, 2006, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     2.1* Agreement and Plan of Merger, dated February 5, 2007, by and among Hanover Compressor Company, Universal Compression Holdings, Inc., Iliad Holdings, Inc., Hector Sub, Inc., and Ulysses Sub, Inc.
     99.1 Joint Press Release, dated February 5, 2007, issued by Hanover Compressor Company and Universal Compression Holdings, Inc.
     *  The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. Universal agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC.
Date: February 5, 2007	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
2.1*	Agreement and Plan of Merger, dated February 5, 2007, by and among Hanover Compressor Company, Universal Compression Holdings, Inc., Iliad Holdings, Inc., Hector Sub, Inc., and Ulysses Sub, Inc.

99.1	Joint Press Release, dated February 5, 2007, issued by Hanover Compressor Company and Universal Compression Holdings, Inc.

*	The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. Hanover agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.